To the Trustees and Shareholders of
Five Arrows Short-Term Investment
Trust and the International
Currency Fund, the Pound Sterling
Fund and the U.S. Dollar Fund:

In planning and performing our
audit of the financial statements and financial highlights of the Five Arrows Short-Term
Investment Trust and the
International Currency Fund,
 the Pound Sterling Fund and the U.S. Dollar
Fund for the period ended December 31, 1997,
 we considered its internal control
, including controls over safeguarding
 securities, in order to determine our
auditing procedures for the purpose of
 expressing our opinion on the financial
statements and financial highlights and
to comply with requirements of Form
N-SAR, not to provide assurance on internal control.

The management of Five Arrows Short-Term
 Investment Trust and the International
Currency Fund, the Pound Sterling Fund
and the U.S. Dollar Fund is responsible
for establishing and maintaining internal
 control.  In fulfilling this
responsibility, estimates and judgments
by management are required to assess
the expected benefits and related costs
of controls. Generally, controls that
are relevant to an audit pertain to the
entity's objective of preparing
financial statements for external purposes
 that are fairly presented in
conformity with generally accepted
 accounting principles. These controls
include the safeguarding of assets
against unauthorized acquisition, use,
or disposition.

Because of inherent limitations in
 internal control, errors or irregularities may occur and may not be detected. Also, projection of any evaluation of the
internal control to future periods
is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the
design and operation may deteriorate.

Our consideration of internal control
 would not necessarily disclose all
matters in internal control that might
 be material weaknesses under standards
established by the American Institute
of Certified Public Accountants.  A
material weakness is a condition in
which the design or operation of any
specific internal control component
does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in
relation to the financial statements and
 financial highlights being audited
may occur and not be detected within
 a timely period by employees in the
normal course of performing their
assigned functions. However, we noted
no matters involving internal control,
including controls over safeguarding
securities, that we consider to be
material weaknesses, as defined above, as of December 31, 1997.

This report is intended solely for
the information and use of the management of the Five Arrows Short-Term Investment
Trust and the International Currency
Fund, the Pound Sterling Fund and the
U.S. Dollar Fund and the Securities and
Exchange Commission.




Boston, Massachusetts
February 26, 1998